                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                              x
Filed by a Party other than the Registrant           o

Check the appropriate box:

o        Preliminary Proxy Statement
o        Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
x        Definitive Proxy Statement
o        Definitive Additional Materials
o        Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              KVH Industries, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x        No fee required
o        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:
o        Fee paid previously with preliminary materials.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                              KVH INDUSTRIES, INC.





                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            to be held on May 7, 1997

                                       and

                                 PROXY STATEMENT















                                    IMPORTANT
            Please mark, sign and date your proxy and promptly return
                          it in the enclosed envelope.

                              KVH INDUSTRIES, INC.
                              110 Enterprise Center
                              Middletown, RI 02840






                                                                   April 4, 1997







Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of KVH Industries, Inc. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts on Tuesday, May 7, 1997, beginning at 11:00 A.M., local time.

     As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

     Thank you for your cooperation, continued support and interest in KVH Industries, Inc.




                                       Martin Kits van Heyningen
                                   President and Chief Executive Officer

                              KVH INDUSTRIES, INC.

                    Notice of Annual Meeting of Stockholders

                                   May 7, 1997


     Notice is hereby given that the Annual Meeting of Stockholders of KVH Industries, Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th floor, Boston, Massachusetts on Wednesday, May 7, 1997, beginning at 11:00 A.M., local time for the following purposes:

     1. To fix the number of directors that shall constitute the whole Board of Directors of the Company at seven and to consider and vote upon the election of two Class I Directors; and

     2. To transact such further business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1997 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                       By Order of the Board of Directors,



                                          Robert Kits van Heyningen
                                             Secretary
Middletown, Rhode Island
April 4, 1997


                             YOUR VOTE IS IMPORTANT

              Please sign and return the enclosed proxy, whether or not you plan to attend the Meeting.

                              KVH INDUSTRIES, INC.
                              110 Enterprise Center
                         Middletown, Rhode Island 02840
                                 (401) 847-3327

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 7, 1997

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 4, 1997 in connection with the solicitation by the Board of Directors of KVH Industries, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 7, 1997, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholder's directions. Stockholders are encouraged to vote on the matters to be considered. If no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

     The Board of Directors of the Company (the "Board") has fixed the close of business on March 18, 1997, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 7,040,920 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to vote. Each share is entitled to one vote.

     The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to any particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. A stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

     Adoption of the proposal to fix the number of directors constituting the whole Board requires the approval of a majority of the votes properly cast for this proposal at the meeting. The Class I Directors to be elected at the meeting will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this proposal and election do not count as votes for or against such matters.

     Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company.

              FIXING NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors consisting of from two to seven members. Within such limits, the number of directors constituting the whole Board is determined by the stockholders at the annual meeting of stockholders, and may be increased or decreased by the stockholders or the directors from time to time. The Board is divided into three classes, designated as Class I, Class II and Class III. Classes I and II each contain two directors. Class III includes three directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified. The term of one of the three classes of directors expires each year at the Company's annual meeting or special meeting in lieu thereof.

     The number of directors constituting the whole Board is currently fixed at seven. The term of the Company's two Class I Directors will expire at the 1997 Annual Meeting. The Board has nominated Mark S. Ain, who currently serves as a Class I Director, and Stanley K. Honey for election as a Class I Directors at the 1997 Annual Meeting, each to serve until the Company's annual meeting of stockholders in 2000 or special meeting in lieu thereof, and until a successor is duly elected and qualified.

     The Company's Class II Directors are Arent H. Kits van Heyningen and James Saalfield. Their terms as directors will expire at the Company's 1998 annual meeting of stockholders or special meeting in lieu thereof. The Company's Class III Directors are Robert W. B. Kits van Heyningen, Martin A. Kits van Heyningen and Werner Trattner. Their terms as directors will expire at the Company's 1999 annual meeting of stockholders or special meeting in lieu thereof.

     Messrs. Ain and Honey have agreed to serve as Class I Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that either is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board.

     The Board recommends that you vote FOR the proposal to fix the number of directors at seven and the election of each of Mr. Ain and Mr. Honey as a Class I Directors of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information with respect to the directors and executive officers of the Company:

         Name                         Age          Position

Arent H. Kits van Heyningen(1)        80   Chairman of the Board of Directors
Martin A. Kits van Heyningen(1)       37   President, Chief Executive Officer
                                              and Director
Robert W. B. Kits van Heyningen(1)    39   Vice President of Engineering
                                              and Director
Christopher T. Burnett                41   Vice President of Business
                                              Development
Bruce M. Costa                        50   Vice President of Manufacturing
James S. Dodez                        38   Vice President of Marketing
                               and Reseller Sales
Richard C. Forsyth                    50   Chief Financial Officer
Mads E. Bjerre-Petersen               53   Managing Director of KVH Europe
James A. Saalfield(2)                 50   Director
Werner Trattner(3)                    44   Director
Mark S. Ain                           53   Director

----------------------
(1) Arent Kits van Heyningen is the father of Martin Kits van Heyningen and Robert Kits van Heyningen
(2)  Member of the Audit Committee
(3)  Member of the Compensation Committee

     Arent H. Kits van Heyningen, a founder of the Company, has been Chairman of the Company's Board of Directors since 1982. He has also served as the Company's Chief Scientist since that time. From 1963 to 1986, Mr. Kits van Heyningen was Principal Engineer at the Submarine Signal Division of Raytheon Company. Mr. Kits van Heyningen received a B.S. and an M.S. in electrical engineering from Delft Technical University, The Netherlands.

     Martin A. Kits van Heyningen, a founder of the Company, has been President and a director of the Company since 1982 and has served as the Company's Chief Executive Officer since 1990. From 1980 to 1982, Mr. Kits van Heyningen was employed as a marketing consultant by the New England Consulting Group, a marketing consulting firm. Mr. Kits van Heyningen received a B.A. cum laude from Yale University.

     Robert W. B. Kits van Heyningen, a founder of the Company, has been a director and the Company's Vice President of Engineering since 1982. Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and was also a consultant to various companies and universities from 1980 to 1985. Mr. Kits van Heyningen received a B.S. in physics from McGill University.

     Christopher T. Burnett has been KVH's Vice President of Business Development since 1994. Mr. Burnett joined the Company in 1988 as its Director of Business Development and held that position until 1994. From 1985 until 1988, Mr. Burnett was Program Manager for Sippican Inc., an engineering and manufacturing company. From 1983 until 1985, Mr. Burnett was a Senior

     Consultant in the Aerospace Defense Consulting Group of Peat Marwick and Mitchell. Mr. Burnett received a B.S. from the U.S. Naval Academy and an M.B.A. from Golden Gate University.

     Bruce M. Costa has been KVH's Vice President of Manufacturing since 1995. Between 1989 and 1995, Mr. Costa served as KVH's Manufacturing Manager. For the two years prior to that, he was KVH's Materials Manager. From 1983 until 1988, Mr. Costa was Production Manager at Crosby Valve and Gauge Company, a manufacturer of valves and gauges for the power industry. From 1978 until 1983, Mr. Costa was Manufacturing Manager at Gulf & Western, a large manufacturer for the power industry. Mr. Costa received a B.S. from Bryant College.

     James S. Dodez has been KVH's Vice President of Marketing and Reseller Sales since 1995. Prior to 1995, Mr. Dodez served as Marketing Director since joining the Company in 1986. From 1985 until 1986, Mr. Dodez was Marketing Director at Magratten Wolley, Inc., an advertising agency. Mr. Dodez received a B.S. from Miami University (Ohio).

     Richard C. Forsyth has been Chief Financial Officer of KVH since joining the Company in 1988. Mr. Forsyth consulted for Technology Transition, Inc., a venture capital firm, from 1986 until 1988 and served as the Chief Financial Officer for two of Technology Transition's portfolio companies. Between 1981 and 1985, Mr. Forsyth was Divisional Controller at Wang Laboratories, a computer manufacturer. Mr. Forsyth is a Certified Public Accountant and received B.S. and A.B. degrees from Boston College.

     Mads E. Bjerre-Petersen has been Managing Director of the Company's Danish subsidiary, KVH Europe A/S, since 1992. After founding in 1976 KVH Europe's predecessor company, Danaplus A/S, Mr. Bjerre-Petersen served as its Managing Director until 1992, when the Company acquired its assets in a bankruptcy proceeding. Prior to founding Danaplus A/S, Mr. Bjerre-Petersen founded and operated MBP Trading, a marine electronic distribution firm. Mr. Bjerre-Petersen received a M.Sc. in mechanical engineering from Technical University of Denmark.

     James A. Saalfield has been a director of the Company since 1995 and was a director from 1986 to 1993. Mr. Saalfield serves as managing general partner of Dean's Hill Limited Partnership, as President of The Still River Fund Management Company and managing general partner of The Still River Fund L.P. Mr. Saalfield formerly was a general partner of Fleet Venture Partners I, II, III and IV, all of which are venture capital entities. From 1985 to 1993, Mr. Saalfield also served as the Senior Vice President of Fleet Venture Resources, Inc. and as Senior Vice President of Fleet Growth Resources, Inc. Mr. Saalfield is a director of Parexel International Co., a provider of clinical research and development services to the pharmaceutical and biotechnology industries, and of several privately held companies. Mr. Saalfield received a B.A. from Oberlin College and an M.B.A. from Harvard Business School.

     Werner Trattner has been a director of the Company since 1994. Mr. Trattner has been Chief Financial Officer of Swarovski Optik KG, an Austrian manufacturer of optical equipment, since 1989. Mr. Trattner received a degree in business administration from the Studiengemeinschaft in Darmstadt, Germany and received a controller, dipl. from the Controller Akademie in Munich/Gauting, Germany. Mr. Trattner completed the Program for Executive Development at the International Institute for Management Development in Lausanne, Switzerland.

Nominees for Election to the Board

     Mark S. Ain has been a director of the Company since February 1996. He is the founder, Chief Executive Officer, and Chairman of the Board of Directors of Kronos Incorporated since its organization in 1977. He also held the office of President from 1977 until October 2, 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation both in product development and as Sales Training Director. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester.

     Stanley K. Honey, 41, has been the Executive Vice President, Technology, for the New Technology Group of News Corporation since 1993. From 1989 to 1993 Mr. Honey was President and Chief Executive Officer of ETAK, Inc., a wholly-owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and was its Executive Vice Preident, Engineering, until it was acquired by News Corporation in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University.

     The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The full Board is comprised of two Class I Directors, two Class II Directors and three Class III Directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors expire at the 1997 Annual Meeting. Messrs. Ain and Honey are nominees for election as Class I Directors. Michael Schiavo, who currently serves as a Class I Director, is not a candidate for re-election. The two Class II Directors are Messrs. Arent Kits van Heyningen and James Saalfield, and the three Class III Directors are Messrs. Martin Kits van Heyningen, Robert Kits van Heyningen and Werner Trattner. The terms of the current Class II Directors and Class III Directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders held in calendar years 1998 and 1999, respectively. The terms of the Class I Directors to be elected at this Annual Meeting shall expire upon the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2000. Executive officers of the Company are appointed by and serve at the discretion of the Board of Directors.

Committees and Meetings of the Board

     During the fiscal year ended December 31, 1996 ("1996"), the Board met six times and acted twice by unanimous written consent. No incumbent director attended fewer than 80% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board currently has two committees. The Audit Committee (currently composed of James Saalfield and Michael Schiavo) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met twice during fiscal 1996. The Compensation Committee (currently composed of Werner Trattner and Mr. Schiavo) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the Company's 1996

     Incentive and Nonqualified Stock Option Plan (the "1996 Option Plan"), 1995 Incentive Stock Option Plan (the "1995 Option Plan") and 1996 Employee Stock Purchase Plan. The Compensation Committee acted five times by unanimous written consent during fiscal 1996.


                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

     Each non-employee director of the Company receives a fee of $1,500 for attending each meeting of the Board of Directors and of any committee of the Board on which he serves and is reimbursed, upon request, for expenses incurred in attending such meetings. Pursuant to the Company's 1996 Stock Option Plan, each new non-employee director of the Company, upon his election to the Board, will be granted on a non-discretionary basis a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock on the date of grant. Each such option will be for a term of five years and will vest in four equal quarterly installments. Following each annual meeting of stockholders of the Company, commencing with the annual meeting in 1997, each non-employee director then continuing in office will be granted on a non-discretionary basis a non-qualified option to purchase an additional 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date on which it is granted. Each such option will be for a term of five years and will vest on the date it is granted.

Executive Compensation

     The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996 ("1996"), December 31, 1995 ("1995") and December 31, 1994 ("1994") of (i) those persons who served as the Chief Executive Officer of the Company during 1996 and (ii) the Company's four most highly compensated executive officers, other than the Company's Chief Executive Officer, who were serving on December 31, 1996 and whose salary and bonus for 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                       Long-Term
                                                                    Compensation
                                        Annual Compensation        Awards
                                                                      Securities
       Name and                 Fiscal   Salary(1)   Bonus(2)    Underlying
  Principal Position             Year       ($)        ($)        Options(#)

Martin A. Kits van Heyningen     1996     150,000    119,438        60,000
 President and Chief             1995     150,000     47,965       125,000
 Executive Officer               1994     120,000     15,000          --
Robert W. B. Kits van Heyningen  1996     130,000     71,633          --
 Vice President of               1995     132,548     28,799       125,000
 Engineering                     1994     122,500     15,000          --

Arent H. Kits van Heyningen      1996     120,000     47,775          --
 Chairman of the Board           1995     122,356     19,186       125,000
 of Directors                    1994     122,500     15,000          --

Christopher T. Burnett           1996     140,166(3)  11,944          --
 Vice President of Business      1995     147,179(3)    --          63,555
 Development                     1994     116,307(3)    --            --

James S. Dodez                   1996     135,687(4)  11,944        50,000
 Vice President of Marketing     1995      82,110(4)    --          26,428
 and Reseller Sales              1994      63,789(4)    --            --


-----------------------
     (1) Includes amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.
     (2) Amounts reported for each fiscal year include amounts earned with respect to that fiscal year but paid in the subsequent fiscal year.
     (3) Includes commissions as follows: $20,166 in 1996; $65,640 in 1995 and $40,780 in 1994.
     (4) Includes commissions as follows: $25,687 in 1996; $36,630 in 1995 and $18,592 in 1994.

Bonus Program

     The Company maintains a bonus program for certain qualified employees, including executive officers, under which such employees may be awarded cash bonuses based upon individual performance and the performance and profitability of the Company, at the discretion of the Board of Directors. All bonuses earned under the bonus program for the year ended December 31, 1996 are included in the foregoing cash compensation table.

Summary of Option Grants

          The following table sets forth certain information regarding stock options granted by the Company to the individuals named in the Summary Compensation Table:

                      Option Grants in Fiscal Year Ended December 31, 1996


                                                           Potential Realizable
                             Individual Grants                Value at Assumed
                                 Percent of                    Annual Rates of
                  Number of    Total Options  Exercise           Stock Price
                 Shares Under-  Granted to    or Base          Appreciation For
                lying Options  Employees in   Price  Expiration Option Term (2)
      Name        Granted(#)    Fiscal Year  ($/Sh)(1)   Date  5%($)      10%($)

Martin Kits
 van Heyningen    30,000(3)         8.01%      8.75    7/11/01 82,096   172,338
                  16,207(3)         4.33%      7.25    4/19/01 32,463    71,735
                  13,793(3)         3.68%      7.98    4/19/01 17,559    50,982
Robert W. B. Kits
 van Heyningen      --


Arent Kits
 van Heyningen      --


Christopher T.
 Burnett            --

James S. Dodez   50,000(4)          13.35%      8.00    5/9/01 110,513  244,204


------------------------
     (1) Except as set forth below, all options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant. Of the total options granted to Martin Kits van Heyningen, options to purchase 13,793 shares were granted at 110% of fair market value.
     (2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. (3) Options vest on date of grant. (4) Options vest in equal installments of 20% each year, commencing May 9, 1996.

     Aggregate Option Exercise in Fiscal Year ended December 31, 1996 and Option Values as of December 31, 1996

     The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended December 31, 1996 and the number of shares subject to both exercisable and unexercisable options as of December 31, 1996.

Aggregate Option Exercises in Last FiscalYear and Fiscal Year-End Option Values

                                       Number of Shares of
                  Common Stock Underlying Value of Unexercised
              Shares                 Unexercised Options   In-the-Money Options
            Acquired on   Value         at 12/31/96(#)       at 12/31/96 ($)(2)
   Name     Exercise(#) Realized($)(1) Exercise Unexercise  Exercise Unexercise

Martin A. Kits
 van  Heyningen 50,920  $338,618       122,500    62,500     $386,229   378,125


Robert W. B. Kits
 van Heyningen 50,920   338,618        62,500     62,500      378,125   378,125


Arent H. Kits
 van Heyningen 50,920   300,428        62,500     62,500     378,125    378,125


Christopher T.
 Burnett       4,000     29,100        46,000     12,500     301,400     75,625

James S. Dodez --          --          36,428     40,000     188,960       --


---------------------
     (1) Value is based on the last sale price of the Common Stock on the exercise date, as reported by the Nasdaq National Market, less the applicable option exercise price.
     (2) Value is based on the last sales price of the Common Stock in 1996 ($7 3/4 per share on December 31, 1996), as reported by the Nasdaq National Market, less the applicable option exercise price.

Stock Option Plans

     The Company's 1995 Option Plan authorizes the grant of options to purchase 740,000 shares of Common Stock, all of which are intended to qualify as Incentive Options. The Company's 1996 Option Plan authorizes the grant of options to purchase a total of 915,000 shares of Common Stock. The 1996 Option Plan authorizes the grant of options intended to qualify as Incentive Options and also authorizes the grant of nonqualified options, including non-discretionary, formula grants of nonqualified options to non-employee directors. As of December 31, 1996, options to purchase a total of 983,828 shares of Common Stock, having a weighted average exercise price of $3.83 per share, were outstanding under the 1995 and 1996 Option Plans (the "Options Plans").

     The Option Plans are each administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of non-employee directors, as that term is defined under rules promulgated by the Securities and Exchange Commission. The Committee will select the individuals to whom awards will be granted and determine the option exercise price and other terms of each award, subject to the provisions of the Option Plans.

     No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an employee or officer holding 10% or more of the total combined voting power of all classes of stock of the Company or any subsidiary or parent (a "greater-than-ten-percent- stockholder")). The exercise price for Incentive Options may not be less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than- ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. Participants in the 1996 Option Plan may not be granted options with respect to more than 120,000 shares of Common Stock in any calendar year.

     Options are non-transferable except by will or by the laws of descent or distribution. Incentive Options generally may not be exercised after (i) termination by the Company for cause or voluntary termination by the optionee of an optionee's employment with the Company, (ii) thirty days following the optionee's retirement from the Company in good standing by reason of age or termination by the Company without cause of the optionee's employment with the Company, or (iii) one year following an optionee's retirement from the Company in good standing by reason of disability or death. Nonqualified Options under the 1996 Option Plan need not be subject to the foregoing restrictions.

     Payment of the exercise price for shares subject to options may be made with (i) cash, check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price for such shares;
(ii) with the consent of the Committee, shares of Common Stock of the Company having a fair market value equal to the option price of such shares; (iii) in the case of the 1996 Option Plan, a promissory note or other consideration acceptable to the Committee having a fair market value not less than the option price; or, (iv) with the consent of the Committee, a combination of the foregoing. Full payment for shares purchased upon exercise of an option must be made at the time of exercise.

Federal Income Tax Information with Respect to the Option Plans

     The grantee of an Incentive Option under the Option Plans recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the differences between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by Incentive Options under the Option Plans, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year; after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

     The grantee of a Nonqualified Option under the 1996 Option Plan recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

Summary of Option Plan Benefits

     The following table sets forth certain information regarding stock options granted by the Company under its 1995 and 1996 Option Plans:

    Summary of Option Grants under the Company's 1995 and 1996 Option Plans

                           Number of Shares Underlying
                              Options Granted(#)(1)
                  Name                1995 Plan                       1996 Plan
Martin Kits van Heyningen               125,000                          60,000

Robert W. B. Kits van Heyningen         125,000                            --

Arent Kits van Heyningen                125,000                            --

Christopher T. Burnett                   63,555                           5,000

James S. Dodez                           26,428                          50,000

Josina P. M. de Smit                       --                            25,000

Kathleen Keating                          5,165                            --

Executive Officers, as a                522,682                         240,000
 group

Current Directors other                    --                            40,000
 than Executive Officers, as
 a group

Employees, including all                214,662                          65,750
 current officers who are not
 executive officers, as a
 group

------------------------
     (1) Includes options granted through March 18, 1997. Except as set forth below, all options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant. Of the total options granted to Martin Kits van Heyningen, options to purchase 13,793 shares were granted at 110% of fair market value.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is composed of independent, non- employee directors. The Committee currently consists of Messrs. Trattner and Michael Schiavo. Messrs. Trattner and Schiavo were members of the Committee during all of 1996.

Compensation Committee Report on Executive Compensation

      Compensation Policy

     The Company's compensation package for its executive officers for fiscal 1996 had three principal components: (1) base salary; (2) bonus; and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

     Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Salaries for executive officers are reviewed annually, and any adjustments are based on individual performance, change in responsibilities and market-based comparisons with other comparable companies.

     Bonuses for the Company's executive officers generally are based on a percentage of base salary and conditioned upon the Company's ability to achieve its financial plan.

     Stock option awards are intended to provide the executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted additional incentive stock options to two of the Company's executive officers during fiscal 1996.

      Incentive Compensation Plan for Martin Kits van Heyningen

     Pursuant to an incentive compensation agreement with Martin Kits van Heyningen dated February 14, 1996, the Company agreed to grant Mr. Kits van
Heyningen incentive or nonqualified stock options for up to 30,000 shares of Common Stock following the end of each fiscal quarter in 1996 in the event the Company reached certain specified quarterly financial goals for the fiscal quarter. The quarterly financial goals were set, and the plan was administered, by the Company's Compensation Committee. The options, which were issued under the Company's 1996 Incentive and Nonqualified Stock Option Plan, were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant (or 110% of such fair market value, with respect to incentive stock options), vested upon the date of grant and have a term of five years. Mr. Kits van Heyningen was granted options to purchase a total of 60,000 shares pursuant to this agreement.

      SUBMITTED BY THE COMPENSATION COMMITTEE
      OF THE BOARD OF DIRECTORS

         Werner Trattner
         Michael Schiavo

Performance Graph

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Nasdaq Telecommunications Stock Index.

     The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on April 2, 1996, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on April 2, 1996. The Company paid no cash dividends during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.

     The comparative value of $100.00 invested on April 2, 1996 trhough December 31, 1996 would be as follows:

                                                 1996
                              April 8  June 30  September 30  December 31

KVH Industries, Inc.          $100.00   $140.38   $153.85        $119.23

Nasdaq Stock Market           $100.00   $108.16   $112.01        $117.52

Nasdaq
Telecommunications stocks     $100.00   103.14    $ 97.02        $ 97.19

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 18, 1997 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director of the Company, (iii) each current executive officer of the Company, (iv) all current executive officers and directors of the Company as a group and (v) each person who served as an executive officer or director of the Company during the fiscal year ended December 31, 1996:

                               Shares Beneficially
                                    Owned(2)
      Name(1)                                       Number    Percent

Martin A. Kits van Heyningen(3)                   1,223,165    17.1%

Middletown Partners, L.P.(4)                        781,655    11.1%

James A. Saalfield                                  285,420     4.0%

Daniel Swarovski                                    480,000     6.8%

Arent H. Kits van Heyningen                         312,433     4.4%

Robert W. B. Kits van Heyningen                     381,510     5.4%

Michael F. Schiavo(5)                               189,997     2.7%

Gerhard Swarovski(3)(6)                           1,092,027    15.5%

Christopher T. Burnett                               59,166      *

Mads E. Bjerre-Petersen                              15,357      *

Richard C. Forsyth                                   20,000      *

Bruce M. Costa                                       34,822      *

James S. Dodez                                       46,910      *

Werner Trattner                                      40,000      *

Mark S. Ain                                           2,500      *

State of Wisconsin Investment Board                 500,000     7.1%
P.O. Box 7842
Madison, WI  53707

Kopp Investment Advisors, Inc.                      493,500     7.0%
6600 France Ave. So. Suite 672
Edina, WI  55435

All current directors and executive officers      2,608,780     36.4%
  as group (12 persons)

----------------------------
*Less than one percent.

     (1) The addresses of all directors and executive officers of the Company, and of Middletown Partners, L.P., is c/o KVH Industries, Inc., 110 Enterprise Center, Middletown, R.I. 02480 The address of Gerhard Swarovski and Daniel Swarovski is Swarovski 18A, Wattens, Austria.
     (2) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
     (3) Includes 781,655 shares of Common Stock owned by Middletown Partners L.P. (See note 4.)
     (4) Middletown Partners, L.P. is a Delaware limited partnership. Martin Kits van Heyningen is sole general partner of Middletown Partners L.P. and as such has voting and investment power with respect to such shares. Mr. Gerhard Swarovski and members of his family are the sole limited partners of Middletown Partners, L.P. The consent of Mr. Swarovski is required for the Partnership to vote its shares and sell its shares in the Company.
     (5) Includes 179,997 shares of Common Stock owned by Chestnut Capital International III. Mr. Schiavo may be deemed to have voting and investment power with respect to such shares. Mr. Schiavo disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein.
     (6) Includes 781,655 shares of Common Stock owned by Middletown Partners L.P. Mr. Swarovski has shared voting power with respect to shares held by Middletown Partners, L.P. (See note 4.)


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1996 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1996, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.


                                  SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                              STOCKHOLDER PROPOSALS

          Stockholder proposals for inclusion in the proxy materials related to the 1998 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than March 6, 1998.


                                  MISCELLANEOUS

          The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment. KPMG Peat Marwick LLP, who have been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 1997 fiscal year, have served as auditors for the Company since 1986.


                              AVAILABLE INFORMATION

          Stockholders of record on March 18, 1997 will receive a Proxy Statement and the Company's 1997 Annual Report to Stockholders, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Richard C. Forsyth, KVH Industries, Inc., 110 Enterprise Center, Middletown, Rhode Island 02840.